恒隆地產
HANG LUNG PROPERTIES

Our Ref.: GY/yl/rc/Gala/18-345

December 4, 2018

GRAND WORLD PRO LIMITED
Room 1733-35, 17/F., Gala Place
56 Dundas Street, Mongkok
Kowloon

Attention : Ms. Canus Wong

Dear Ms. Wong,

**Re : Tenancy Agreement**
**Room 1733-35, 17/F., Gala Place, 56 Dundas Street, Mongkok, Kowloon**

We enclose herewith one set of duly stamped Tenancy Agreement in respect of the captioned premises for your retention.

Kindly acknowledge receipt by signing and returning to us the duplicate of this letter **on or before December 10, 2018** for our record.

Yours faithfully,
For and on behalf of
HANG LUNG REAL ESTATE AGENCY LIMITED

Grace Yick
Senior Manager - Leasing

We acknowledge receipt of the above:
For and on behalf of
GRAND WORLD PRO LIMITED

GRAND WORLD PRO LIMITED 創威實有限公司

Authorized Signature & Company Chop
Date :

Encl.

HANG LUNG REAL ESTATE AGENCY LIMITED Room 2501, Gala Place, 56 Dundas Street, Mongkok, Kowloon Tel: 2879 6288 Fax: 2385 4155
恒隆地產代理有限公司 九龍旺角登打士街五十六號家樂坊二五零一室 電話：28796288 傳真：23854155

稅務局
印花稅署
香港灣仔告士打道5號 稅務大樓3樓

電話號碼 Tel. No.: 2594 3201
傳真號碼 Fax No.: 2519 6740

INLAND REVENUE DEPARTMENT
STAMP OFFICE
3/F, Revenue Tower, 5 Gloucester Road,
Wan Chai, Hong Kong.
網址 Web site : www.ird.gov.hk
電郵 E-mail : taxsdo@ird.gov.hk

# 印花證明書 STAMP CERTIFICATE

***此印花證明書是按《印花稅條例》發出，具有與傳統印花相等的法律地位***

***This stamp certificate is issued under the Stamp Duty Ordinance and has the same legal status as conventional stamp***

*(此證明書必須夾附於下列文書上，作為已加蓋印花的證明。This certificate must be attached to the instrument shown below as evidence of stamping.)*

| | |
|---|---|
| 文書編號 Instrument Ref. No.: | 1-19-148247-0-2-1 |
| 文書性質 Nature of Instrument: | 租約 Lease |
| 文書簽立日期 Date of Instrument: | 02/10/2018 (日 Day / 月 Month / 年 Year) |
| 租金總額 Total Rent: | $1,634,500.00 |
| 年期 Term (如適用 If applicable): | 由 From: 01/10/2018 至 To: 22/06/2020 |
| 物業地址 Property Address: | RM 1733-35, 17/F, GALA PLACE<br>56 DUNDAS STREET, MONGKOK<br>KL |

HONG KONG
印花 $5 香港
STAMP DUTY PAID

有關人士姓名及身份
Name and capacity of parties:

**業主 Landlord(s):**

(1) HANG LUNG REAL ESTATE AGENCY LIMITED
AGENT FOR THE REGISTERED LANDLORD
HANG LUNG PARK-IN LIMITED

**租客 Tenant(s):**

(1) GRAND WORLD PRO LIMITED

**茲證明上述文書已加蓋印花 / 簽註如下:**
**This is to certify that the above instrument is stamped / endorsed as below:**

| | |
|---|---|
| 印花證明書編號 Stamp Certificate No. | : 19-1-0308555-7 |
| 加蓋印花日期 Date of Stamping | : 22/10/2018 (日Day/月Month/年Year) |
| 已付印花稅 Stamp Duty Paid | : $5.00 |
| 付款方式 Payment Method | :支票 Cheque |

簽註/表明 Endorsement / Denotation:
- 複本或對應本：文書正本已加蓋印花
Duplicate or Counterpart; Original stamped with:
$4,728.00

印花稅署署長 黃權輝
WONG Kuen-fai
Collector of Stamp Revenue

*你可於 www.gov.hk/estamping 核對此證明書的真確性*
*You may check the authenticity of this certificate at www.gov.hk/estamping*

# TENANCY AGREEMENT

THIS AGREEMENT is made - 2 OCT 2018
between HANG LUNG REAL ESTATE AGENCY LIMITED, whose registered office is situate at 21st Floor, 4 Des Voeux Road Central, Hong Kong, Agent for the registered Landlord HANG LUNG PARK-IN LIMITED (hereinafter called "the Landlord") of the first part, the person whose name and address are set out in the First Schedule hereto (hereinafter called "the Tenant") of the second part and the person whose name and address are set out in the Eighth Schedule hereto (hereinafter called "the Surety") of the third part.

WITNESSETH as follows:

1. The Landlord shall let and the Tenant shall take All That Portion of the building erected on Kowloon Inland Lot No. 9590 known as "GALA PLACE", No. 56 Dundas Street, Kowloon (hereinafter called "the Building") which portion is delineated and shown on the plan annexed hereto and thereon coloured pink and is more particularly described in the Second Schedule hereto (hereinafter called " the premises") Together with the use of the entrance staircases landings lavatories and passages of the Building (so far as the same are necessary to the enjoyment of the premises) in common with the Landlord and any other tenant or tenants of the Building And Together with the use in common with others of the lifts and central air cooling services (whenever the same shall be operating) for the term as specified in the Third Schedule hereto, at the calendar monthly rent and management fee as stated in the Fourth Schedule hereto and subject to a deposit as shown in the Fifth Schedule hereto which shall be paid by the Tenant to the Landlord on the signing of this Agreement.

2. The Tenant agrees with the Landlord as follows:

(a) (i) To pay to the Landlord rent, management fee and air-conditioning charges herein reserved as stated in the Fourth Schedule monthly in advance on the first day of each and every calendar month during the said term without any deductions and setoff through the Landlord's designated banker's auto-pay system, or in banknotes or in any other manners as the Landlord may from time to time stipulate.

(ii) To treat non-payment of any amount debited to the Tenant by the Landlord in accordance with the foregoing provisions of this Clause or any part thereof as non-payment of rent under this Agreement for the purpose of Part III of Landlord and Tenant (Consolidation) Ordinance.

(b) To pay and discharge punctually during the said term all rates quarterly in advance on or before due date provided that the first payment thereof shall be paid on the commencement of the tenancy and in the event of the premises not having been assessed to rates by the Government of the Hong Kong Special Administrative Region (hereafter called "the Government") to pay such sum (at 5% of the rent hereby reserved) as shall be required by the Landlord as a deposit by way of security for the due payment of rates subject to adjustment on actual rating assessment being received from the Government of the Hong Kong Special Administrative Region and also to pay and discharge all taxes assessments duties charges impositions and outgoings whatsoever now or

hereafter to be imposed or charged on the said premises or upon the owner or occupier in respect thereof by the Government of the Hong Kong Special Administrative Region or other lawful authority, Government Rent and Property Tax alone except. For the avoidance of doubt, all amounts payable to the Landlord hereunder are exclusive of any applicable taxes (including without limitation consumption taxes, business taxes, goods and services taxes, value added taxes, other national, regional or local taxes, tariffs and impositions) imposed by any governmental authority or regulatory body relating to or arising out of this tenancy (including the rent-free period, if any) ("Taxes"). Without prejudice to the generality of the foregoing, the Taxes shall be paid and borne by the Tenant. If the Landlord is required to make any deduction, withholding or payment on any amount payable by the Tenant to the Landlord hereunder relating to or arising out of the Taxes and this tenancy, such amount shall be increased such that after making such deduction, withholding or payment, the Landlord receives an amount equal to what it would have received as if such deduction, withholding or payment had not been made.

(c) To pay and discharge punctually during the said term all charges in respect of electricity gas water telephone and all other outgoings now or at any time hereafter consumed by the Tenant and chargeable in respect of the premises and to pay all necessary deposits for the same.

(d) To pay on demand to the Landlord the cost incurred by the Landlord in cleansing and clearing any of the drains choked or stopped up owing to the use by the Tenant or his servants employees agents visitors or licensees.

(e) To keep all the interior of the premises including the flooring and interior plaster or other finishing material or rendering to walls floors ceilings and the Landlord's fixtures therein including all doors rolling shutters (if any) windows electrical installations and wiring, fire-fighting installation, air-conditioning apparatus and ducting in good clean tenantable substantial and proper repair and condition and properly preserved and painted as may be appropriate when from time to time required and to so maintain the same at the expense of the Tenant and deliver up the same to the Landlord at the expiration or sooner determination of the term in the like condition (fair wear and tear and inherent defects excepted) to the satisfaction of the Landlord. The Tenant particularly agrees:-

(i) to reimburse the Landlord the cost of replacing all broken and damaged windows shop front, whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

(ii) to repair or replace, if so required by the appropriate Supply Company Statutory Undertaking or Authority as the case may be under the terms of any Electricity Supply Ordinance for the time being in force or any Orders in Council or Regulations made thereunder, all the electrical wiring installations and fittings within the premises and the wiring from the Tenant's meter or meters to and within the premises.

(iii) to be wholly responsible for any damage to the ceiling, lighting, pipes, conduits and fan-coil of air-conditioning system inside the premises and for any damage to the shop front of the premises.

(iv) to maintain adequate Third Parties insurance against any Third Parties claim as a result of accident or mishap arising within the said premises.

(v) to repair and replace all internal wiring, air ducting and be responsible for any damage to any fan coil unit or air-handling units installed in the Premises by the Landlord.

(f) To take all reasonable precautions to protect the interior of the premises from damage threatened by an approaching storm or typhoon.

(g) Not to use any other source of light or power, except in the case of power failure, other than that supplied by the China Light & Power Company Limited or The Hong Kong Electric Company Limited.

(h) To permit the Landlord and its agents with or without workmen or others and with or without appliances at all reasonable times to enter upon the premises to view the conditions thereof and to take inventories of the fixtures therein; and to make good all defects and wants of repair then found to be the liability of the Tenant within one month from the time of receipt of notice written or verbal from the Landlord to amend or make good the same. In the event of the Tenant not complying with such notice in all respect the Landlord and its agents with or without workmen or others and with or without appliances may enter upon the premises to remedy all or part of such defects and repairs and shall be entitled to charge the cost thereof to the Tenant.

(i) To be wholly responsible for any damage or injury caused to any person or property directly or indirectly through the defective or damaged condition of any part of the premises (including but not limited to doors windows electrical wiring installations internal decorations and other Landlord's fixtures) and to make good the same by payment or otherwise and to indemnify the Landlord against all claims demands actions and legal proceeding whatsoever made upon the Landlord by any person in respect thereof.

(j) (i) Not to permit or suffer any part of the premises to be used for the purpose of gambling or for any illegal immoral or improper purposes or so as to cause nuisance annoyance inconvenience or danger to the Landlord or to the occupiers of adjacent or neighbouring premises.

(ii) To conduct in the said premises only such business undertakings which are duly authorised licensed or approved by the competent Government Authorities and to comply in all respects with the conditions terms and regulations relating to such business or imposed on the granting of the licence in respect thereof.

(iii) Not to affix place leave install display or permit to be affixed placed left installed displayed any sign objects whether illuminated or not for the

practice or worship of any belief or religion including but not limited to "Kwan-ti" ( 關 帝 ) and "Ti-tsu ( 地 主 ) and not to practise or permit to be practised the worship of the same within the premises.

(k) Not to keep or store or cause or permit to be kept or stored any hazardous or extra hazardous goods within the meaning of the Dangerous Goods Ordinance or any enactment replacing the same and the Regulations applicable thereto, and in so far as such Ordinance or its Schedules or Regulations may be altered this Clause shall have reference to any alteration thereof.

(l) (i) Not to make or permit to be made any alterations in or additions to the premises (including but not limited to the shop front and its design) or to the electrical wiring installation or other Landlord's fixtures or to install any plant apparatus air-conditioning plant or machinery therein without having first obtained the written licence and consent of the Landlord therefor or alter or interfere or damage or injure or suffer to be altered or interfered or damaged or injured any doors windows shop fronts walls structural members other fabric sewers drains water courses conduits pipes wiring fixtures equipment apparatus or services of the Building.

(ii) Not to tamper with the floor and the walls of the said premises in any way, particularly not to drill any hole or cause any nails or other hard objects to pierce or to be driven into the said floor and/or walls without the written consent of the Landlord (which consent will not normally be granted).

(iii) Not to install any partitioning other than that approved by the Landlord within the premises.

(iv) The Tenant agrees that the following work shall be carried out before commencement of renovation, and shall only be carried out by contractors nominated by the Landlord at the expense of the Tenant:

(1) erection of hoarding in the Landlord's specifications;
(2) production and installation of sticker with standard graphic to hoarding subject to the approval of the Landlord;
(3) installation of lightings with timer control on top of hoarding (for outdoor part only).

(m) To employ or engage only contractor or contractors approved by the Landlord for the installation of electricity, wiring and any fitting out work inside the premises and to submit plan for such wiring and installations to the Landlord for approval before commencement of such work.

(n) (i) To observe and perform and to be answerable and responsible for the consequence of any breach of the local Ordinances Orders in Council or Regulations by any inmate or occupier of the premises and not to do anything in contravention of the provisions of the Government Lease of the Building and to indemnify the Landlord against any breach of the terms of this Clause.

(ii) To observe faithfully and comply strictly with the Rules and Regulations set out in this Agreement which the Landlord or the Landlord's agents may from time to time adopt. Notice of any amendments or additional Rules and Regulations shall be given in such manner as the Landlord may elect. Such Rules and Regulations shall be binding upon the Tenant and shall have the same force and effect as if set out in the body of this Agreement. The main purpose of such Rules and Regulations is to maintain the Building of which the premises form part as a first-class office building.

(o) To be responsible for the general cleaning service to the interior of the said premises and to appoint only such contractor as approved by the Landlord for such cleaning service.

(p) (i) Not to do or permit to be done any act or thing whereby the policy or policies of insurance on the premises against damage by fire or against claims by third parties or any other risk for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies rendered necessary by a breach of this Clause.

(ii) To indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of the damage to any property or damage or injury to any person whomsoever caused by or through or in any way owing to overflow of water bursting of or leakage from water pipes sewage and sprinkler system or water seepage from windows or escape of fume smoke fire from the premises or by the negligence of the Tenant or his servants employees agents visitors or licensees. The Landlord shall not be under any liability whatsoever to the Tenant or to any person whomsoever in respect of any damage sustained by the Tenant on account of the defective or damage condition of the premises or the Landlord's fixtures therein or any part thereof and in particular the Landlord shall not be responsible to the Tenant or any person or persons as aforesaid for any damage caused by burglary or robbery or by any damage resulting directly or indirectly from the operation of any lift in the Building.

(q) Not to move any safe, heavy machinery, equipment, freight, bulky matter or fixtures in and out of the Building without first obtaining the Landlord's written consent and to indemnify the Landlord against all damages sustained in any person or property and any damages or monies paid out by the Landlord in settlement of any claim or judgments as well as legal costs incurred in connection therewith, and all costs incurred in repairing any damage to the Building or its appurtenances resulting from movement of any such safe, heavy machinery, equipment, freight, bulky matter or fixtures.

(r) (i) To permit the Landlord to erect, use and maintain pipes and conduits in and through the premises. The Landlord or its agents shall have the right to enter the premises at all times to examine the same, and to make such

decorations repairs alterations improvements or additions as the Landlord may deem necessary, or desirable, and the Landlord shall be allowed to take all material into and upon the premises that may be required therefor, without the same constituting an eviction of the Tenant in whole or in part and the rent reserved shall nowise abate while the said decorations repairs alterations improvements or additions are being made by reason of loss or interruption of business or otherwise.

(ii) To permit the Landlord and/or the Landlord's authorised representatives or servants or agents or contractors as shall be specified from time to time by the Landlord any time during the term of the tenancy to enter the premises to install sprinkler system as required by the Fire Services Department and/or other equipment and installations as required by any government authority provided that the Landlord shall endeavour to cause the least interference with the Tenant's business in carrying out the installation works.

(iii) To permit the Landlord, at any time and from time to time during the term of this Agreement, to carry out any repair or renovation works of any nature in or to the Building or any parts of the Building (which works may include, but not limited to, the repair, renovation and/or replacement of the Building's exterior facade, exterior window glass, elevators, mechanical and electrical systems, air-conditioning and ventilating systems, plumbing system, sprinkler systems, common hallways, lobby, and other common facilities of the Building). The Tenant further agrees to allow the Landlord and its contractors access to premises at all reasonable times upon reasonable notice to the Tenant for the purpose of carrying out any such works, and that the Tenant shall not be entitled to claim any abatement of rent or any compensation for any loss or damage or for any inconvenience caused to or suffered or sustained by the Tenant or for any relocation or temporary blockage of access to or (where applicable) any change or temporary blockage of shop-front of premises in connection with or arising out of any such works carried out by the Landlord or its contractors or any access to premises by the Landlord or its contractors.

(s) To permit and authorize the Landlord, in the event of fire, typhoon or other contingencies which in the opinion of the Landlord may cause or threaten to cause damage or injury to the said premises, in the absence of the Tenant to break open any outer door or windows of the said premises and to do such other thing as may be necessary to prevent the said premises from being damaged or injured and in such event the Landlord shall not be answerable to the Tenant for any loss or damage which the Tenant may sustain thereby.

(t) Not to assign underlet or otherwise part with the possession of the premises or any part thereof either by way of subletting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer subletting sharing assignment or parting with the possession of the premises (whether for monetary consideration or not) this

Agreement shall at the sole discretion of the Landlord absolutely determine and the Tenant shall forthwith surrender the premises to the Landlord. The tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall unless previously approved in writing by the Landlord (which approval the Landlord may give or withhold at its discretion without assigning any reason therefor) be deemed to be breaches of this Clause.

(i) in the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii) in the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

(iii) in the case of a tenant which is a corporation any take-over reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(iv) the giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(v) the change of the Tenant's business name without the previous written consent of the Landlord.

(u) To permit the Landlord during the three months prior to the expiration of the term of this tenancy to exhibit the premises to prospective tenants, and place upon the premises the usual "to let" notices, which notices the Tenant shall permit to remain thereon without molestation.

(v) Not to install additional locks bolts or other fittings to the entrance door of the premises or in any way to cut or alter the same without the prior written consent of the Landlord.

(w) To deliver up to the Landlord the said premises at the expiration or sooner determination of this Agreement in its original state (including the Landlord Provisions as stated in Sixth Schedule) and in such good repair and condition as aforesaid together with any additional erection alterations or improvements which the Tenant may with the consent of the Landlord as aforesaid have made upon or in the said premises and which the Landlord wishes to retain without payment of compensation for such additional erections alterations or improvements.

(x) The Tenant warrants that the art pieces, materials, decorations, promotional materials and any products displayed or sold and the use of the trade name shall not infringe any intellectual property rights of which a third party is the proprietor.

The Tenant shall indemnify and hold harmless the Landlord against all costs, claims, demands, expense, and liabilities of whatsoever nature arising out of or in connection with any claims in respect of the ownership or use of the said art pieces, materials, decorations, promotional materials and any products and the said trade name.

If there is any claim as referred to in this clause, the Tenant shall forthwith make such alterations modifications or adjustments to or remove the said art pieces, materials, decorations, promotional materials and any products and the said trade name within 7 days after received notification from the Landlord or its agent or the Manager. Provided further that in the event that the Tenant fails to do so, the Landlord shall be entitled to enter upon the Premises to inspect such removal and all costs and expenses incurred by the Landlord in relation thereto shall be borne and paid by the Tenant.

3. The Landlord agrees with the Tenant as follows:

(a) To permit the Tenant (duly paying the rent management fee and rates and observing and performing the covenants herein contained) to have quiet possession and enjoyment of the premises during the said term without any interruption by the Landlord or anyone lawfully claiming under or through or in trust for the Landlord.

(b) To pay the Government Rent and Property Tax on the premises.

(c) To provide normal lighting, power and janitorial services for all public areas, staircases, lifts, escalators, lavatory areas and services of a like nature used in common with other tenants of the Building.

4. IT IS HEREBY MUTUALLY AGREED as follows:

(a) The Tenant shall use and occupy the premises for such use as set forth in the Seventh Schedule hereto. The Tenant particularly agrees that any breach by the Tenant of this sub-clause will entitle the Landlord to determine the term hereby created and to re-enter upon the said premises without prejudice to the Landlord's right to claim against the Tenant for any loss or damages it may suffer as a result of such breach.

(b) (i) The Tenant shall pay to the Landlord the management fee (inclusive of charge for regular air-conditioning) monthly in advance at the rate per month as stated in the Fourth Schedule hereto Provided however that the Landlord shall always be entitled to adjust the management fee payable by the Tenant in this respect by giving written notice of such adjustment to the Tenant.

(ii) The Landlord will provide regular air-conditioning during business hours from 10 a.m. to 10 p.m. every Mondays to Sundays and Public Holidays (save and except Chinese New Year Holidays and when Typhoon Signal No. 8 or above is hoisted). Supply of central air-conditioning beyond the aforementioned hours shall be subject to the Landlord's prior approval and additional fee determined by the Landlord will be charged to the Tenant

(iii) If the Tenant shall require additional air-conditioning beyond the normal business hours, a reasonable advance notice must be given to the Landlord. It may be provided at the sole discretion of and at a cost as may be charged by the Landlord from time to time.

(iv) The Tenant shall pay the cost of additional air-conditioning on receipt of the demand note therefor which may be rendered any time as the Landlord may decide.

(v) The Tenant shall not install any form of room air-conditioning unit in the premises.

(c) (i) The Landlord shall neither be liable to pay compensation to the Tenant in respect of any period during which the proper operation of the common facilities shall be interrupted as a result of mechanical failure or need for repair or overhaul nor shall the Landlord be liable thereby to grant any abatement of rent or management fee in respect of such interruption.

(ii) The Landlord shall not be liable for the failure to deliver vacant possession of the premises other than to the extent of abatement of rental from the commencement of the tenancy hereby created to the date possession of the premises is delivered to the Tenant on the rental basis herein before set forth.

(d) (i) If (aa) any part of the rent hereby reserved or any other sum payable by the Tenant under this Agreement shall be in arrears after the same becomes due and payable (whether formally demanded or not) or (bb) there shall be a breach or non-performance or non-observance of any of stipulations and agreements by the Tenant herein contained and on the part of the Tenant to be performed or observed and, where such breach is in the opinion of the Landlord capable of being remedied, the Tenant shall fail to remedy the same to the satisfaction of the Landlord within seven days after a written notice has been served on the Tenant specifying such breach or (cc) the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of arrangements with its creditors or have any encumbrancer take possession of any of its assets or (dd) the Tenant shall have a receiving order made against it or in such circumstances as aforesaid fail to satisfy any judgment that may be given in any action against it after final appeal or a receiver is appointed over the whole or any part of the property, assets or undertakings of the Tenant or (ee) the Tenant shall commit any act of bankruptcy or go into liquidation or

shall have any order made or resolution passed for winding up or a petition is filed for the bankruptcy or winding up of the Tenant or (ff) the Tenant becomes bankrupt or being a corporation goes into liquidation (except the voluntary liquidation of a solvent company for the purposes of amalgamation or reconstruction with the previous written consent of the Landlord) or (gg) the Tenant shall suffer any distress or execution to be levied upon the Premises or otherwise on any of his/its goods or effects or (hh) the Tenant shall suspend or cease or threaten to suspend or cease to carry on his/its business or (ii) should any event occur or proceedings be taken with respect to the Tenant in any jurisdiction to which the Tenant is subject which has an effect equivalent or similar to any of the events or circumstances described above, then it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and to dispose of all objects including goods merchandise, equipment, furniture and fixtures in or at the Premises in such means as the Landlord shall deem fit and thereupon this Agreement shall absolutely determine but without prejudice to any right or action by the Landlord in respect of any antecedent breach of any of the obligations on the part of the Tenant hereinbefore contained AND the Deposit paid hereunder shall be absolutely forfeited to the Landlord but without prejudice to any right of action of the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the Clauses of this Agreement. In the event of such re-entry, the rent already paid or any part thereof shall not be refunded and no compensation whatsoever shall be payable to the Tenant by the Landlord. All costs and expenses incurred by the Landlord in demanding payment of the rent rates and other charges and/or loss arising out of this sub-clause shall be paid by the Tenant on an indemnity basis and shall be recoverable from the Tenant as a debt AND a written notice served by the Landlord on the Tenant or left at the Premises or any part thereof to the effect that the Landlord thereby exercises the power of re-entry shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any statutory or common law provision to the contrary.

(ii) Without prejudice to any other right or remedy of the Landlord hereunder or at law, if the rent or any part thereof or any other sum payable by the Tenant to the Landlord pursuant to the provisions of this Agreement shall not have been paid upon the date whereon payment of the same was due then the Tenant shall pay to the Landlord interest (provided that the demand and/or receipt of interest by the Landlord pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof including the right of re-entry) upon such rent or other sum at the rate of 2% per calendar month until full payment of all such rent, interest and other sums and so long as the default in payment of any part of the rent, interest or other sum continues, interest so calculated shall be compounded at monthly intervals. Such interest shall be calculated from the date on which the payment becomes due for payment until the actual date of payment. The interest is payable as

liquidated damages and not as a penalty.

(iii) In addition and without prejudice to the Landlord's right under clauses 4 (d) (i) and 4 (d) (ii) hereinabove, the Landlord may, and the Tenant hereby specifically authorizes the Landlord to, disconnect the supply of electricity and/or water, air-conditioning and other services to the Premises or take any other appropriate measures or actions the Landlord thinks fit until such default is rectified, and dispose of all objects including goods merchandise equipment furniture and fixtures in or at the Premises in such manner as the Landlord shall deem fit, and any expenses in connection therewith (including the expenses of reconnection of supply of electricity and/or water) shall be paid by the Tenant and shall be recoverable from the Tenant as a debt.

(e) The Tenant shall on the signing of this Agreement pay to the Landlord the sum as stated in the Fifth Schedule hereto by way of deposit for the due performance and observance of the agreements on the part of the Tenant. At the expiration or sooner determination of this Agreement subject to prior forfeiture in accordance with Clause 4 (d) (i) and 4 (d) (ii) hereof if the Tenant shall have paid all rent management fee and expenses incurred by the Landlord on behalf of the Tenant due hereunder and if there shall be no breach of any of the agreements on the Tenant's part to be observed and performed the Landlord will within 30 days after the said premises is delivered to the Landlord repay to the Tenant the said deposit but without any interest thereon but if there shall be any rent management fee utility charges and expenses in respect of the said premises incurred by the Landlord on behalf of the Tenant in arrears the Landlord may apply such deposit towards payment of such arrears and if there shall be any breach of the said agreements or any of them the Landlord shall pay or apply the said deposit or such part thereof towards remedying such breach (in so far as this may be possible) and shall only pay the balance (if any) of the deposit to the Tenant.

(f) If at any time during the continuance of this Agreement the competent authorities shall condemn the Building as a dangerous structure and it shall be pulled down or shall make a demolition order which shall become operative in respect of the premises or any part thereof or a closure order in respect of a part of the premises under their powers the tenancy hereby created shall cease as from the commencement of the pulling down of the premises or from the time when such demolition or closure order shall become operative.

(g) For the purpose of these presents any act default or omission of the agents servants visitors licensees and customers of the Tenant shall be deemed to be the act default or omission of the Tenant.

(h) The Tenant hereby expressly declares that he has paid no premium construction fee key money or other sum of money of a similar nature to the Landlord or other person authorised by the Landlord for the possession of the premises or for the granting of this Agreement.

(i) In the event of the premises or any part thereof at any time during the said term being damaged or destroyed by fire or by any other cause (not

attributable to the act or default of the Tenant) so as to be unfit for habitation and use then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the premises shall again be rendered fit for habitation and use and any dispute concerning this Clause shall be determined by arbitration in accordance with the Arbitration Ordinance Chapter 341 of the Laws of Hong Kong or any statutory enactment in that behalf for the time being in force Provided Always that the Landlord shall not be required to reinstate the premises if by reason of their condition or any local regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable to do so, and the Landlord shall not be liable in anyway for the losses or damages suffered by the Tenant directly or indirectly as a result thereof.

(j) All costs of and incidental to the preparation completion and stamping of this Agreement shall be borne and paid by the Landlord and the Tenant in equal shares.

(k) Any notice under this Agreement shall be in writing and any notice to the Tenant shall be sufficiently served if left addressed to him at the premises or any part thereof or sent to him by registered post or left at his last known address in Hong Kong and any notice to the Landlord shall be sufficiently served if delivered to him personally or sent to him by registered post or left at his last known address in Hong Kong.

(l) This Agreement and the obligation of the Tenant to pay rent and other sums due hereunder and perform the Tenant's obligations hereunder shall in no way be affected impaired or excused because the Landlord is unable due to circumstances beyond his control to fulfill any of his obligations under this Agreement or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair additions alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if the Landlord is prevented or delayed from so doing by reason of strike or labour troubles or any outside cause whatsoever or by reason of any order or regulation of any department of the Government of the Hong Kong Special Administrative Region.

(m) The Landlord shall not be bound by any representations or promises either written or oral with respect to the Building and its appurtenances or in respect of the premises except as herein expressly set forth with the object and intention that the whole of the Agreement between the Landlord and the Tenant shall be set forth herein and in no way be modified by any discussion or correspondences which may have preceded the signing of this Agreement.

(n) The expression "the Tenant" shall (where the context permits) mean and include the party or parties specifically named and shall not include the executors and administrators of any such party or where such party is a corporation any liquidator thereof.

(o) The acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of any of the Tenant's obligations herein contained.

(p) (i) If at any time during the tenancy now created the Landlord shall :-

(a) enter into a contract for sale of the said Building or any part thereof which shall include the Premises; or

(b) resolve to redevelop, demolish, refurbish or otherwise renovate the said Building or any part thereof (which intention so to do shall be conclusively proven by production of a copy of a resolution of its Directors);

then the Landlord shall be entitled to terminate the tenancy created under this Agreement by serving on the Tenant not less than six (6) months' notice in writing and this tenancy shall determine upon the expiration of such notice without any compensation of whatsoever nature to the Tenant. Such termination shall be without prejudice to the rights and remedies of either party against the other in respect of any antecedent claims or breaches of this Agreement.

(ii) Any option exercisable by the Tenant shall extinguish and determine upon the service of the notice to terminate pursuant to Clause 4 (p) (i) above notwithstanding any provision in this Agreement, any law to the contrary and whether the option shall have been exercised or not.

(iii) The Tenant shall not be entitled to any abatement of rent, damages, compensation or any other relief for the early termination of the tenancy or the determination of any options.

(q) (i) The Tenant agrees that if the Landlord shall sell, assign or transfer the Premises or any part of the Building which includes the Premises to any person or persons ("New Owner") prior to the expiry of the Term subject to and with the benefit of this Agreement, or agree so to do, the Landlord shall be entitled (incidental to such sale, assignment or transfer as mentioned aforesaid and is hereinafter referred to as a "Sale") to transfer the Deposit paid by the Tenant under this Agreement (less any deduction which the Landlord may lawfully make under the Terms of this Agreement for any antecedent claims or breaches prior to the date of the Sale) to the New Owner, without the need to obtain consent from or to give prior notice to the Tenant. The Deposit (or the balance thereof after the said deduction) shall hereinafter be referred to as "Refundable Deposit". The Tenant hereby irrevocably authorises the Landlord to effect such transfer of Refundable Deposit without incurring any liability to the Tenant therefor.

(ii) The Tenant hereby expressly releases the Landlord from its obligation to refund the Refundable Deposit to the Tenant and waives all his/its claims whatsoever against the Landlord therefor at the time of or at any time after the transfer. However, nothing herein provided shall prejudice or affect the right of the Tenant to claim against the New Owner for refund of the Refundable Deposit.

(iii) The Tenant covenants that it shall at the request of the Landlord enter into, sign and execute such agreements, deeds, memorandum or documents ("Memorandum") with the Landlord and/or the New Owner

to release the Landlord from its obligation to refund the Refundable Deposit and, if necessary, to do all such things (if necessary) to effect the transfer of the Refundable Deposit as mentioned in Sub-Clause (i) above. For the avoidance of doubt, if the Tenant fails and/or refuses to enter into, sign and execute the Memorandum, the Landlord will still be release from its obligations to refund the Refundable Deposit to the Tenant under Sub-Clauses (i) and (ii) above and the Tenant will still have no right to claim against the Landlord therefor.

(iv) A written notice sent by the Landlord or by the Landlord's solicitors to the Tenant to his/its address stated in this Agreement or to the Premises notifying the conclusion of a Sale shall be conclusive evidence that the Refundable Deposit has been or will be transferred to the New Owner unless the contrary intention is expressed in that written notice.

(v) The reference to a "person" in this Clause (q) means and includes an individual, a body corporate, a partnership, any other unincorporated body or association of persons and any state or state agency.

(r) The Landlord reserves the right to name the building with any such other name or style as it in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name without thereby becoming liable to compensate the Tenant for any loss expense or inconvenience caused to the Tenant as a consequence thereof provided that the Landlord shall give the Tenant and the Postal and other relevant Government Authorities not less than three months' notice of its intention so to do.

(s) No application for licence, permits or other forms of approval shall be made to any Government Departments or public authorities (including but not limited to the Buildings Department, Fire Services Department, Food and Environmental Hygiene Department, Education Bureau and Hong Kong Police Force, etc) without the prior written consent of the landlord and/or its agent.

(t) The Landlord gives no warranty as to the intended use of the Premises by the Tenant. Upon taking over of possession of the Premises from the Landlord the Tenant shall satisfy itself or shall be deemed to have satisfied itself that the Premises is suitable for the purpose for which the Tenant proposes to use and the Tenant shall be responsible for the applying of all necessary Licence(s) from the Government or other competent authorities for the use of the Premises.

5. The Landlord and the Tenant do hereby jointly and severally declare and confirm that the rent herein reserved is the best rent which can be reasonably obtained for the grant of this tenancy without a premium.

6. The Surety in consideration of this tenancy hereinbefore contained having been granted to the Tenant at his/her request, hereby guarantees to the Landlord that the Tenant shall pay the rent hereby reserved and all other sums payable by the Tenant hereunder on the days and in the manner aforesaid and shall duly perform and observe all the Tenant's terms and conditions hereinbefore contained and that in case of default in such payment of rent or management fees and air-conditioning or rates or any other sums or in case of non-performance or non-observance of such terms covenants and conditions as

aforesaid, the Surety will pay and make good to the Landlord forthwith on demand all losses damages costs and expenses thereby arising or incurred by the Landlord PROVIDED ALWAYS that it is hereby agreed that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the rent hereby reserved and/or any other sums payable by the Tenant hereunder when the same becomes payable or to enforce performance or observance of the stipulations herein contained and on the Tenant's part to be performed or observed and any time which may be given to the Tenant by the Landlord shall not release or exonerate or in any way affect the liability of the Surety under this Clause (in particular, the Landlord may in its absolute discretion decide to deduct its losses and damages resulting from any Tenant's breach of its obligations under this Agreement from the cash Deposit and/or to demand payment from the Surety under this Clause at any time and from time to time).

7. The Tenant hereby expressly acknowledges that all information or details (except those already in the public domain) relating to the lease negotiations and/or contained in the documents including but not limited to this Tenancy Agreement are confidential and constitute proprietary information of the Landlord ("Confidential Information"). The Tenant hereby agrees and confirms that it shall not disclose and shall procure its partners, directors, officers, employees, advisors or agents not to disclose the Confidential Information to any person, firm or company without the Landlord's prior written consent unless such disclosure is required by law or by regulatory or judicial process. It is expressly agreed that unauthorized disclosure of the Confidential Information shall constitute a material breach of the tenancy entitling the Landlord to seek for an injunction to prevent breaches of this clause and to recover any damages, legal costs and expenses on a full indemnity basis as a debt.

8. The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the special conditions set out in the Eighth Schedule hereto (if any).

9. The Schedules of this Agreement form an integral part of this Agreement and shall be construed and have the same full force and effect as if expressly set out in the body of this Agreement.

10. It is hereby declared that (if the context so requires) the singular number shall include the plural and the masculine gender shall include the feminine and the neuter.

11. The Landlord and the Tenant hereby agree that they do not intend any term of this Agreement (including without limitation any amendments to this Agreement and/or any supplemental agreement(s) to be entered into between the Landlord and the Tenant) to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap 623) and the said Ordinance shall not apply to this Agreement

# THE SCHEDULES

| | | | |
|---|---|---|---|
| First Schedule | The Tenant | | |
| | GRAND WORLD PRO LIMITED whose registered office is situate at Room 1903, 19/F., Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong. | | |
| Second Schedule | The Premises | | |
| | Room 1733-35, 17/F., Gala Place, 56 Dundas Street, Mongkok, Kowloon. | | |
| Third Schedule | Term of the Tenancy | | |
| | From October 1, 2018 to June 22, 2020 (both dates inclusive). | | |
| Fourth Schedule | Monthly Rent and Management Fee | | |
| | Monthly Rent | : | HK$78,500.00 per calendar month from October 1, 2018 to September 30, 2019; and HK$79,500.00 per calendar month from October 1, 2019 to June 22, 2020 (exclusive of management fee, air-conditioning charges and rates) |
| | Management Fee and Air-Conditioning Charges | : | HK$13,600.00 per calendar month (subject to revision) |
| Fifth Schedule | Deposit | | |
| | Rental Deposit | : | HK$477,000.00 |
| | Management Fee and Air-conditioning Charges Deposit | : | HK$ 81,600.00 |
| | Government Rates Deposit | : | HK$ 13,950.00 |
| | | | HK$572,550.00 |

| | |
|---|---|
| Sixth Schedule | <u>Landlord Provisions</u><br><br>The Tenant hereby expressly confirms and acknowledges that it has the possession of the Premises and is satisfied with its existing condition and area. The Tenant hereby expressly agrees to reinstate the Premises to its "bare-shell" condition and deliver up vacant possession of the Premises to the Landlord upon expiration or sooner determination of the tenancy in such good, clean and tenantable conditions with the following Landlord's provisions:<br><br>1. Plastered walls in white emulsion paint finish ;<br>2. Suspended ceiling with ceiling grids, ceiling tiles, light boxes, fire sprinklers, fan coil units, air-conditioning outlets and air ductings with control switches installed in standard open plan layout;<br>3. Concrete flooring;<br>4. One (1) no. of MCB Box;<br>5. One (1) no. of double FRP glass doors with locking devices; and<br>6. Glazed tinted glasses in steel/aluminum window frames. |
| Seventh Schedule | <u>Use of Premises</u><br><br>Restricted solely for office use of the Tenant's business of direct distribution of healthy products only and for no other purpose and under no other trade name whatsoever. |
| Eighth Schedule | <u>The Surety</u><br>TSUI TSZ HONG IVAN [Holder of HKID No. K112388(2)] whose residential address is situated at Flat 24, 2/F., No. 2 Mei King Street, To Kwa Wan, Kowloon. |
| Nineth Schedule | <u>Other Special Conditions</u><br><br>(1) The Tenant agrees that the Landlord may, at any time and from time to time during the term of this Agreement, carry out any inspection and repair or renovation works of any nature in any parts of the Premises (which works may include, but not limited to, the inspection, repair, renovation and/or replacement of the exterior facade, interior /exterior window glass, glass panes, curtain wall and other auxiliary installation of the Premises) in compliance with the requirements under the Mandatory Window Inspection Scheme (MWIS) and the Mandatory Building Inspection Scheme (MBIS) and/or any other relevant laws and regulations. The Tenant shall at the Tenant's own expenses remove all decorations additions erection alterations improvements fitting and fixture upon the windows or any parts of the Premises to facilitate any such works. The Tenant further agrees to allow the Landlord and its contractors and/or its inspectors access to the Premises at all reasonable times upon reasonable notice to the Tenant for the purpose of carrying out any such works, and that |

the Tenant shall not be entitled to claim any abatement of rent or any compensation for any loss or damage or for any inconvenience caused to or suffered or sustained by the Tenant or for any relocation or temporary blockage of access to or (where applicable) any change or temporary blockage of any part of the Premises in connection with or arising out of any such works carried out by the Landlord or its contractors and/or its inspectors or any access to the said Premises by the Landlord or its contractors and/or its inspectors.

(2) The width and the materials of the entrance/exit doors and the direct distance within the Premises should comply with the requirements in the Code of Practice for the Provision of Means of Escape in Case of Fire and Code of Practice for Fire Resisting Construction.

(3) The Tenant shall be responsible for the installation and the annual checking of emergency lighting with battery back-up for each partitioned area as per the requirement of Fire Services Department.

(4) The Tenant agrees that sticker bearing Tenant's graphic shall be properly installed on hoarding by the Tenant at the Tenant's sole expenses during the renovation period. The graphic shall be submitted to the Landlord for approval fourteen (14) days prior to installation.

In case the Tenant fails to display its sticker, the Landlord shall at its own discretion install sticker with standard graphic at the cost of the Tenant.

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by Victor Ng )
For and on behalf of the Landlord )
in the presence of:- )

Grace Yick

For and on behalf of
HANG LUNG REAL ESTATE AGENCY LIMITED
恒隆地產代理有限公司

(019) Authorized Signature(s)

SIGNED by )
For and on behalf of the Tenant )
in the presence of: )

WONG TSZ YIN
V090918(1)

TSUI TSZ HONG IVAN
GENERAL MANAGER

SIGNED by SURETY )
TSUI TSZ HONG IVAN [Holder of Hong )
Kong Identity Card No. K112388(2)] )
in the presence of: )

WONG TSZ YIN
V090918(1)

RECEIVED on or before the day and year first above written of and from the Tenant the sum of DOLLARS FIVE HUNDRED SEVENTY TWO THOUSAND FIVE HUNDRED AND FIFTY Hong Kong Currency (of which HK$279,225.00 is transferred from the deposit paid by the Tenant under the previous Tenancy Agreement dated August 26, 2015 and HK$279,225.00 is transferred from the additional deposit paid by the Tenant under the previous Novation Agreement in respect of the Premsies) being total deposit money above mentioned to be paid by the Tenant to the Landlord. )

**HK$572,550.00**

For and on behalf of
HANG LUNG REAL ESTATE AGENCY LIMITED
恒隆地產代理有限公司

(019) Authorized Signature(s)

Victor Ng

Grace Yick

## RULES AND REGULATIONS

(1) Save with the prior written approval of the Landlord, the common parts of the Building shall not be used for any purpose other than as designated by the Landlord.

(2) No Tenant shall exhibit or display within or on the exterior of the premises any writing sign or other device whether illuminated or not which may be visible from outside the premises without the prior written consent of the Landlord. In the event of breach of the foregoing by any Tenant, the Landlord may remove the same without any liability and may charge the expense incurred by such removal to the Tenant. The Tenant's name on Directory Boards shall conform to those of other tenants in the Building and shall be installed by the Landlord at the expense of the Tenant.

(3) All blinds and/or curtains used within the Building shall conform externally to a standard colour and design approved for the Building by the Landlord so as to preserve a uniform external appearance. No windows shall be obstructed.

(4) The Landlord shall have the right to prohibit any advertising by any Tenant which, in the Landlord's opinion, tends to impair the reputation of the Building, or its desirability as a Building for offices and shopping mall or which would tend to suggest a business association between the Tenant and any company in the Hang Lung Group of Companies or any associated companies, and upon written notice from the Landlord, the Tenant shall refrain from, or discontinue such advertising.

(5) The Tenant shall use only the name and logo designated by the Landlord for the Building, and shall use such name and logo for its business address, and for no other purpose.

(6) Save with the prior written consent of the Landlord, which consent will not normally be granted, no flagpoles shall be erected, and no flags shall be flown from windows or elsewhere in or upon the Building.

(7) No Tenant shall produce or suffer or permit to be done or produced any music, noise (including sound produced by broadcasting from Rediffusion, Television, Radio and any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the premises which may be a nuisance or annoyance to the Landlord or to the tenants or occupiers of adjacent or neighbouring premises.

(8) No Tenant shall permit any unusual or objectionable odours to be produced upon, or permeate from the premises.

(9) No Tenant, nor any of the Tenant's servants, employees, agents, visitors or licensees shall at any time bring or keep upon the premises any inflammable, explosive or noxious substances, whether or not within the categories laid down pursuant to the Dangerous Goods Ordinance or any enactment replacing the same and the Regulations applicable thereto.

(10) The premises shall not be used for the storage of merchandise other than in small quantities by way of samples and or exhibits consistent with the nature of the Tenant's trade or business carried on therein and for the purpose for which the premises have been let.

(11) No Tenant shall allow the preparation of food in or delivery of food to the premises.

(12) Not to bring in or keep or permit or suffer to be kept any pets animals or livestock in the Premises save that the trained guide dogs on leash for the blind may be brought into the Building whilst guiding any person with disability in vision and to take all such reasonable steps and precautions to the satisfaction of the Landlord as shall be necessary to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant's costs such pest extermination contractors as the Landlord may nominate and at such intervals as the Landlord may direct.

(13) No Tenant nor any of the Tenant's servants, employees, agents, visitors or licensees shall place or leave in the entrance, lobby or any of the staircases passages landings or lifts of the Building used in common with other tenants of the Landlord, any articles boxes furniture or rubbish or otherwise encumber the same.

(14) Plumbing fixtures shall be used only for the purposes for which they were constructed. No sweepings, rubbish, rags or other alien substances shall be deposited therein. All costs for making good damage resulting from any misuse of the plumbing fixtures shall be borne by the Tenant.

(15) The Tenant shall keep the lavatories and water apparatus when used exclusively by the Tenant its servants, employees agents visitors and licensees in a good clean and tenantable state and in proper repair and condition at all times during the said term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned.

(16) No Tenant shall take delivery of furniture or fixtures or bulky items of goods in and out of the Building during normal business hours and under no circumstances shall passenger lifts be used for delivery purposes at all times. No forklift shall be used by the Tenant, its agents, contractors or any person to move, transport or deliver goods, articles, furniture or any other things to or in the Building.

All removals, or the carrying in or out of furniture or bulky matter of any description must take place during the hours which the Landlord may determine from time to time.

The Landlord reserves the right to exclude goods from the Building which violate any of these Rules and Regulations.

(17) No Tenant shall place a load upon any floor of the premises in excess of the loading capacity for which the floor is designed. The Landlord reserves the right to prescribe the weight and position of all safes which must be placed so as to distribute the weight. Business machines and mechanical equipment authorised by the Landlord shall be placed and maintained by the Tenant at the Tenant's expense in setting sufficient in the Landlord's judgment to absorb and prevent vibration, noise and annoyance to occupiers of other portions of the Building.

(18) No Tenant shall permit any person to remain therein overnight without the Landlord's prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the premises which shall not be used as sleeping quarters or as domestic premises within the meaning of any Rent Ordinance for the time being in force.

(19) Windows shall remain closed, save in an emergency such as fire, or breakdown of the air-conditioning system and the reasonable extent necessary to enable the Tenant to clean the same.

(20) No bicycles, rickshaws, vehicles of any description or animals shall be brought into the Building save to the car parking levels and save with the written prior consent of the Landlord which consent will not normally be granted.

(21) Canvassing, peddling and hawking in the Building is prohibited and each Tenant shall co-operate to prevent the same.

(22) Each Tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, shops and toilet rooms used by such Tenant.

(23) Not to hold or to permit or suffer any sale by auction to be held upon the said premises.

(24) No application for licence, permits or other forms of approval shall be made to any Government Departments or public authorities (including but not limited to the Buildings Department, Fire Services Department, Food and Environmental Hygiene Department, Education Bureau and Hong Kong Police Force, etc) without the prior written consent of the landlord and/or its agent.

(25) Tenant shall not use forklift to move, transport or deliver goods inside the building.

(26) The Tenant shall indemnify the landlord and/or its management agent for any damage to the building or injury to person(s) caused by the delivery of goods to the Premises whether the same is made by the Tenant itself or by its agents servants contractors.

(27) Not to do cause or permit anything (including but not limited to any fit out work or storage in the Premises) so as to cause any influence to the operation of or any blockage or obstruction to the fire-fighting sprinkler system in the Premises.

十七樓 17 FLOOR

家樂坊

GALA PLACE

恒隆地產 HANG LUNG PROPERTIES

業主代理人：
恒隆地產代理有限公司
Agent for the landlord:
Hang Lung Real Estate Agency Ltd.



Rm 1733-35
Staircase 2
Rm 1736-39
Rm 1729-32
Rm 1724-28
F. Lav 女洗手間
Light Well
通天
M. Lav
男洗手間
Staircase 3
Lift Shaft
電梯槽
FS
Rm 1722-23
Rm 1721
Rm 1710
Lift Hall
電梯大堂
Staircase 1
Rm 1701-5
Rm 1706-9
Rm 1712-15
Rm 1716-19
Dundas St. 登打士街
Changsha St 長沙街
Dundas St 登打士街
家樂坊
GALA PLACE
Hamilton St
Shanghai St 上海街
Portland St
Nathan Rd
Pitt St
Waterloo Rd

FOR IDENTIFICATION ONLY
NOT TO SCALE

DATE - 2 OCT 2018

HANG LUNG REAL ESTATE AGENCY LIMITED
Agent for the Landlord
HANG LUNG PARK-IN LIMITED

and

GRAND WORLD PRO LIMITED
(TENANT)

and

TSUI TSZ HONG IVAN
(SURETY)

---

TENANCY AGREEMENT

of

ALL THAT PORTION OF PREMISES KNOWN AS ROOM 1733-35 ON THE 17th FLOOR of GALA PLACE, 56 DUNDAS STREET, MONGKOK, KOWLOON. AFORESAID ERECTED ON ALL THAT PIECE OR PARCEL OF GROUND REGISTERED IN THE LAND REGISTRY AS KOWLOON INLAND LOT NO. 9590.

---